Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	4220 North Freeway
650-435-3318	Fort Worth, TX 76137
Kathleen.Nemeth@Omnicell.com

Omnicell Announces First Quarter 2025 Results
Omnicell delivers solid first quarter financial results
Results exceed previously issued first quarter 2025 guidance for total revenues and non-GAAP EPS
Updates full year 2025 non-GAAP EBITDA and non-GAAP EPS guidance

FORT WORTH, Texas -- May 6, 2025 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leader in transforming the pharmacy and nursing care delivery model, today announced results for its first quarter ended March 31, 2025.
“We delivered strong financial results for the first quarter of 2025, exceeding our previously provided guidance ranges for both revenue and earnings, which we believe reflects customers embracing the industry-defined vision of the Autonomous Pharmacy including medication management solutions across the continuum of care,” stated Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “While uncertainty surrounding the potential impact of tariffs has compelled us to update our full-year outlook, our focus on driving annual recurring revenue services and recurring revenue is expected to serve us well as we implement strategies that are designed to mitigate the potential impact of tariffs on our supply chain. Importantly, our balance sheet remains strong, with solid free cash flow, which should help us remain nimble and capable of navigating the current macroeconomic environment while continuing to offer market-leading innovation and execution that our customers have come to expect.”
Financial Results
Total revenues for the first quarter of 2025 were $270 million, up $24 million, or 10%, from the first quarter of 2024. The year-over-year increase in total revenues is primarily due to the increase in revenues from our XT Amplify program, as well as continued growth in our SaaS and Expert Services, including an increase in revenues from our Specialty Pharmacy Services offering.
Total GAAP net loss for the first quarter of 2025 was $7 million, or $0.15 per diluted share. This compares to GAAP net loss of $16 million, or $0.34 per diluted share, for the first quarter of 2024.
Total non-GAAP net income for the first quarter of 2025 was $12 million, or $0.26 per diluted share. This compares to non-GAAP net income of $1 million, or $0.03 per diluted share, for the first quarter of 2024.
Total non-GAAP EBITDA for the first quarter of 2025 was $24 million. This compares to non-GAAP EBITDA of $11 million for the first quarter of 2024.
Balance Sheet
As of March 31, 2025, Omnicell’s balance sheet reflected cash and cash equivalents of $387 million, total debt (net of unamortized debt issuance costs) of $341 million, and total assets of $2.2 billion. Cash flows provided by operating activities in the first quarter of 2025 totaled $26 million. This compares to cash flows provided by operating activities totaling $50 million in the first quarter of 2024.
As of March 31, 2025, the Company had $350 million of availability under its revolving credit facility with no outstanding balance.

Corporate Highlights
•Omnicell will celebrate the grand opening of the Company’s Austin Innovation Lab on Wednesday, May 14, 2025. This new facility will serve as a hub for Omnicell engineers and product development teams to develop and test new solutions that are focused on solving customer pain points as part of the Company’s evolving portfolio of medication and supply management solutions.
•Omnicell’s Bangalore location continues to evolve into a strategic talent hub, and, in April 2025, the Company opened a new office for its India-based software development center where teams are focused on accelerating Omnicell’s cloud strategy and its suite of cloud-based hardware, software and technology-enabled services.
2025 Guidance
The table below summarizes Omnicell’s second quarter and updated full year 2025 guidance. Given potential higher supply chain costs related to the fluid tariff environment, we have reduced our full year 2025 guidance ranges for non-GAAP EBITDA and non-GAAP earnings per share.

	Q2 2025	2025
Product Bookings	Not provided	$500 million - $550 million
Annual Recurring Revenue	Not provided	$610 million - $630 million
Total Revenues	$270 million - $280 million	$1.105 billion - $1.155 billion
Product Revenues	$148 million - $153 million	$610 million - $640 million
Service Revenues	$122 million - $127 million	$495 million - $515 million
Technical Services Revenues	Not provided	$235 million - $245 million
SaaS and Expert Service Revenues	Not provided	$260 million - $270 million
Non-GAAP EBITDA	$22 million - $30 million	$100 million - $145 million
Non-GAAP Earnings Per Share	$0.19 - $0.32	$1.00 - $1.65
The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis, because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.
Omnicell Conference Call Information
Omnicell will hold a conference call today, Tuesday, May 6, 2025, at 8:30 a.m. ET to discuss first quarter 2025 financial results. The conference call can be monitored by dialing (800) 715-9871 in the U.S. or (646) 307-1963 in international locations. The Conference ID is 7437144. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at https://ir.omnicell.com/events-and-presentations/.
__________________________________________________
About Omnicell
Since 1992, Omnicell has been committed to transforming pharmacy and nursing care through outcomes-centric solutions designed to deliver clinical and business outcomes across all settings of care. Through a comprehensive portfolio of robotics and smart devices, intelligent software workflows, and data and analytics, all optimized by expert services, Omnicell solutions are helping healthcare facilities worldwide to uncover cost savings, improve labor efficiency, establish new revenue streams, enhance supply chain control, support compliance, and move closer to the industry-defined vision of the Autonomous Pharmacy. To learn more, visit omnicell.com.
From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).
OMNICELL, the Omnicell logo, and ENLIVENHEALTH are registered trademarks of Omnicell, Inc. or one of its subsidiaries. This press release may also include the trademarks and service marks of other companies. Such trademarks and service marks are the marks of their respective owners.

Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected product bookings, revenues, including product, service, technical services and SaaS and Expert Services revenues, annual recurring revenue, non-GAAP EBITDA, and non-GAAP earnings per share; expectations regarding our products and services and developing new or enhancing existing products and solutions and the related objectives and expected benefits (and any implied financial impact); customers’ embrace of the industry-defined vision of the Autonomous Pharmacy; our ability to drive recurring revenue and navigate the current macroeconomic environment; the impact of, or ability to mitigate the impact of, tariffs; and statements about Omnicell’s strategy, plans, objectives, promise and purpose, vision, goals, opportunities, and market or Company outlook. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (iv) delays in installations of our medication management solutions or our more complex medication packaging systems, (v) our international operations may subject us to additional risks, including from the impact of tariffs, (vi) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (vii) risks related to failing to maintain expected service levels when providing our SaaS and Expert Services or retaining our SaaS and Expert Services customers, (viii) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (ix) risks related to climate change, legal, regulatory or market measures to address climate change and related emphasis on ESG matters by various stakeholders, (x) changes to the 340B Program, (xi) risks related to the incorporation of artificial intelligence technologies into our products, services and processes or our vendors offerings, (xii) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (xiii) covenants in our credit agreement could restrict our business and operations, (xiv) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (xv) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, and the costs of compliance with, and potential liability associated with, our actual or perceived failure to comply with such obligations, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity related to the same; (xvi) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xvii) risks associated with operating in foreign countries, (xviii) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xix) Omnicell’s ability to protect its intellectual property, (xx) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xxi) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, (xxii) fluctuations in quarterly and annual operating results may make our future operating results difficult to predict, (xxiii) failing to meet (or significantly exceeding) our publicly announced financial guidance, and (xxiv) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-

GAAP results and metrics should not be considered as an alternative to revenues, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.
Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b) and e) below; non-GAAP operating expenses excludes from its GAAP equivalents items a), b), c), e), f), g), and h) below; non-GAAP income (loss) from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), e), f), g), and h) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through h) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), c), d), e), f), g), h) below:
a)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.
b)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
c)Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
d)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of revolving credit facilities and convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
e)RDS restructuring. We excluded from our non-GAAP results the nonrecurring restructuring charges related to the wind down of the Company’s Medimat Robotic Dispensing System (“RDS”) product line. For the period ended March 31, 2024, those charges consisted primarily of severance and other related expenses. These expenses are unrelated to our ongoing operations and we believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
f)Executives transition costs. We excluded from our non-GAAP results the transition costs associated with the departure of a certain executive officer, primarily consisting of severance expenses. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
g)Legal and regulatory expenses. We excluded from our non-GAAP results certain non-recurring legal and regulatory expenses, representing potential settlement amounts, related to certain claims of non-compliance with our government contracts that are outside of the ordinary course of our business. We believe that excluding these amounts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
h)Management severance costs. We excluded from our non-GAAP results the severance expense of certain senior management associated with the restructuring of our senior leadership team. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. Additionally, in a period of net loss, GAAP diluted shares are further adjusted for certain shares whose effect would be dilutive in a period of net income. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.
Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s equity incentive plans and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024

Revenues:
Product revenues	$145,168	$133,295
Service revenues	124,500	112,856
Total revenues	269,668	246,151
Cost of revenues:
Cost of product revenues	85,585	92,441
Cost of service revenues	73,147	61,087
Total cost of revenues	158,732	153,528
Gross profit	110,936	92,623
Operating expenses:
Research and development	20,526	22,056
Selling, general, and administrative	102,029	92,414
Total operating expenses	122,555	114,470
Loss from operations	(11,619)	(21,847)
Interest and other income (expense), net	2,089	4,016
Loss before income taxes	(9,530)	(17,831)
Benefit from income taxes	(2,507)	(2,155)
Net loss	$(7,023)	$(15,676)
Net loss per share:
Basic	$(0.15)	$(0.34)
Diluted	$(0.15)	$(0.34)
Weighted-average shares outstanding:
Basic	46,596	45,732
Diluted	46,596	45,732

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$386,826	$369,201
Accounts receivable and unbilled receivables, net	251,597	256,398
Inventories	91,142	88,659
Prepaid expenses	26,751	25,942
Other current assets	83,351	75,293
Total current assets	839,667	815,493
Property and equipment, net	115,786	112,692
Long-term investment in sales-type leases, net	52,534	52,744
Operating lease right-of-use assets	29,294	25,607
Goodwill	735,956	734,727
Intangible assets, net	182,552	188,266
Long-term deferred tax assets	61,362	57,469
Prepaid commissions	57,758	54,656
Other long-term assets	76,561	79,306
Total assets	$2,151,470	$2,120,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,271	$51,782
Accrued compensation	46,077	60,307
Accrued liabilities	173,627	167,895
Deferred revenues	159,995	141,370
Convertible senior notes, net	174,562	174,324
Total current liabilities	607,532	595,678
Long-term deferred revenues	78,370	76,123
Long-term deferred tax liabilities	1,166	1,108
Long-term operating lease liabilities	33,020	31,123
Other long-term liabilities	7,582	7,218
Convertible senior notes, net	166,700	166,397
Total liabilities	894,370	877,647
Total stockholders’ equity	1,257,100	1,243,313
Total liabilities and stockholders’ equity	$2,151,470	$2,120,960

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024

Operating Activities
Net loss	$(7,023)	$(15,676)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,995	21,253
Loss on disposal of assets	111	39
Share-based compensation expense	10,786	8,641
Deferred income taxes	(3,835)	(4,609)
Amortization of operating lease right-of-use assets	1,846	1,930
Amortization of debt issuance costs	735	971
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	5,545	3,393
Inventories	(2,483)	6,302
Prepaid expenses	(809)	(619)
Other current assets	(3,401)	928
Investment in sales-type leases	84	(1,125)
Prepaid commissions	(3,102)	2,223
Other long-term assets	1,650	836
Accounts payable	931	(1,443)
Accrued compensation	(14,230)	(10,278)
Accrued liabilities	1,380	5,063
Deferred revenues	20,184	34,121
Operating lease liabilities	(2,804)	(2,778)
Other long-term liabilities	364	781
Net cash provided by operating activities	25,924	49,953
Investing Activities
External-use software development costs	(4,567)	(3,383)
Purchases of property and equipment	(11,172)	(8,957)
Net cash used in investing activities	(15,739)	(12,340)
Financing Activities
Proceeds from issuances under stock-based compensation plans	8,266	8,042
Employees’ taxes paid related to restricted stock units	(2,391)	(705)
Change in customer funds, net	(1,837)	4,589
Net cash provided by financing activities	4,038	11,926
Effect of exchange rate changes on cash and cash equivalents	1,565	(556)
Net increase in cash, cash equivalents, and restricted cash	15,788	48,983
Cash, cash equivalents, and restricted cash at beginning of period	398,614	500,979
Cash, cash equivalents, and restricted cash at end of period	$414,402	$549,962
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$386,826	$512,364
Restricted cash included in other current assets	27,576	37,598
Cash, cash equivalents, and restricted cash at end of period	$414,402	$549,962

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended March 31,
	2025	2024

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$110,936	$92,623
GAAP gross margin	41.1%	37.6%
Share-based compensation expense	1,718	1,555
Amortization of acquired intangibles	1,007	1,120
RDS restructuring	—	2,696
Non-GAAP gross profit	$113,661	$97,994
Non-GAAP gross margin	42.1%	39.8%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$122,555	$114,470
GAAP operating expenses % to total revenues	45.4%	46.5%
Share-based compensation expense	(9,068)	(7,086)
Amortization of acquired intangibles	(4,721)	(4,840)
Acquisition-related expenses	(182)	(246)
RDS restructuring	—	(576)
Legal and regulatory expenses	(2,700)	—
Management severance costs	(562)	—
Executives transition costs	(968)	—
Non-GAAP operating expenses	$104,354	$101,722
Non-GAAP operating expenses as a % of total revenues	38.7%	41.3%

Reconciliation of GAAP loss from operations to non-GAAP income (loss) from operations:
GAAP loss from operations	$(11,619)	$(21,847)
GAAP operating loss % to total revenues	(4.3)%	(8.9)%
Share-based compensation expense	10,786	8,641
Amortization of acquired intangibles	5,728	5,960
Acquisition-related expenses	182	246
RDS restructuring	—	3,272
Legal and regulatory expenses	2,700	—
Management severance costs	562	—
Executives transition costs	968	—
Non-GAAP income (loss) from operations	$9,307	$(3,728)
Non-GAAP operating margin (non-GAAP operating income (loss) as a % of total revenues)	3.5%	(1.5)%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended March 31,
	2025	2024

Reconciliation of GAAP net loss to non-GAAP net income:
GAAP net loss	$(7,023)	$(15,676)
Share-based compensation expense	10,786	8,641
Amortization of acquired intangibles	5,728	5,960
Acquisition-related expenses	182	246
RDS restructuring	—	3,272
Legal and regulatory expenses	2,700	—
Management severance costs	562	—
Executives transition costs	968	—
Amortization of debt issuance costs	735	971
Tax effect of the adjustments above (a)	(2,284)	(2,194)
Non-GAAP net income	$12,354	$1,220

Reconciliation of GAAP net loss per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	46,596	45,732
Shares - diluted non-GAAP	47,003	45,768

GAAP net loss per share - diluted	$(0.15)	$(0.34)
Share-based compensation expense	0.23	0.19
Amortization of acquired intangibles	0.12	0.13
Acquisition-related expenses	0.00	0.01
RDS restructuring	—	0.07
Legal and regulatory expenses	0.06	—
Management severance costs	0.01	—
Executives transition costs	0.02	—
Amortization of debt issuance costs	0.02	0.02
Tax effect of the adjustments above (a)	(0.05)	(0.05)
Non-GAAP net income per share - diluted	$0.26	$0.03

Reconciliation of GAAP net loss to non-GAAP EBITDA (b):
GAAP net loss	$(7,023)	$(15,676)
Share-based compensation expense	10,786	8,641
Interest (income) and expense, net	(2,805)	(5,715)
Depreciation and amortization expense	19,995	21,253
Acquisition-related expenses	182	246
RDS restructuring	—	3,272
Legal and regulatory expenses	2,700	—
Management severance costs	562	—
Executives transition costs	968	—
Amortization of debt issuance costs	735	971
Benefit from income taxes	(2,507)	(2,155)
Non-GAAP EBITDA	$23,593	$10,837
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total revenues)	8.7%	4.4%
______________________________________________
(a)Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2025 and 2024.
(b)Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$25,924	$49,953
External-use software development costs	(4,567)	(3,383)
Purchases of property and equipment	(11,172)	(8,957)
Non-GAAP free cash flow	$10,185	$37,613